UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2008

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

CSG Systems International, Inc. (“CSG”) currently generates a significant portion of its revenues from Comcast Cable Communications Management, LLC (“Comcast”) under a multi-year processing agreement. For the first quarter of 2008, CSG generated approximately 27% of its total revenues from Comcast.

On July 10, 2008, CSG entered into a restated and amended Master Subscriber Management System Agreement (the “Agreement”) with Comcast, which among other things, extends CSG’s contractual relationship with Comcast through December 31, 2012. This constitutes a four-year extension to CSG’s current contract with Comcast, which was previously scheduled to expire December 31, 2008.

The key terms of the Agreement are as follows:

•	The terms of the Agreement are effective July 1, 2008, and run through December 31, 2012.

•

The expected scope of the products and services to be utilized by Comcast under the new Agreement is consistent with the previous Comcast contract. The Agreement also provides Comcast with the option to expand its utilization of certain CSG products and services not fully deployed in all of the Comcast markets CSG currently serves, or across Comcast’s entire enterprise.

•

The fees to be generated under the Agreement will be based on monthly charges for processing and related services per Comcast customer account, and various other ancillary services based on actual usage. The per unit fees are subject to annual inflationary price escalators. The agreement includes various volume-based pricing incentives. In other words, the more Comcast customer accounts processed by CSG, the lower the cost per customer account for the applicable billing period. When compared to the previous contract, CSG did provide a price reduction at several of the higher volume tiers, which in effect, reduces the current fees CSG will be receiving for such services at Comcast’s current customer account levels.

•

The Agreement contains certain financial commitments associated with the number of Comcast customer accounts that are to be processed on CSG’s systems, with such commitments decreasing over the life of the Agreement, beginning in 2009. The Agreement provides Comcast with the flexibility to either add or remove customer accounts from CSG’s systems with sufficient written notification to CSG. However, if Comcast chooses to process fewer customer accounts on CSG’s systems than the committed amounts, the monthly fees to be paid by Comcast will be based on the higher number of committed customer accounts for the applicable billing period.

•

Consistent with the structure of the previous Comcast contract, the new Agreement contains certain rights and obligations of both parties relating to the following: (i) the termination of the Agreement under certain conditions; (ii) various service level commitments; and (iii) remedies and limitation on liabilities associated with specified breaches of contractual obligations.

A copy of the Agreement, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-Q for the quarter ended September 30, 2008.

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 14, 2008, CSG issued a press release announcing that it had entered into a four-year extension to its contract with Comcast. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this section by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

99.1	Press release of CSG Systems International, Inc. dated July 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2008

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1	Press release of CSG Systems International, Inc. dated July 14, 2008

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